UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 3, 2009

BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
12 East 49 th Street, 31 st Floor
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On November 3, 2009, the Company issued a press release announcing its participation in the Keefe, Bruyette & Woods 2009 Securities Brokerage & Market Structure Conference on Wednesday, November 4, 2009 at the St. Regis Hotel in New York City.
The Company’s presentation will be webcast live and is currently scheduled to occur at 1:40 P.M. EST. The webcast, as well as a copy of the Company’s presentation materials, can be accessed on November 4, 2009 through the Investor Relations portion of Broadpoint.Gleacher’s website at www.bpsg.com. For those who cannot listen to the live webcast, the archived webcast will be available for 60 days following the conference directly through Broadpoint.Gleacher’s website. A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 7.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The disclosure in this Current Report on Form 8-K, including the Exhibit attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
     99.1 — Press Release of Broadpoint Gleacher Securities Group, Inc. dated November 3, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT GLEACHER SECURITIES GROUP, INC.
By:	/s/ Robert I. Turner
	Name:	Robert I. Turner
	Title:	Chief Financial Officer

Date: November 2, 2009